EXHIBIT 23.1

Consent of Independent Registering Public Accounting Firm

The Plan Administrator

Acxiom Corporation Retirement Savings Plan:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310 333-63633, 333-91395, 333-40114, 333-57470, 333-68620, 333-98613, 333-108900, 333-124901, 333-127743, 333-136919, 333-151333, 333-148708, 333-148946, and 333-57470) of Acxiom Corporation Retirement Savings Plan of our report dated June 26, 2009, with respect to the statements of net assets available for benefits of the Acxiom Corporation Retirement Savings Plan as of December 31, 2008 and 2007, and the related statement of changes in net assets available for benefits for the year then ended, and the related Schedule H, Line 4i – Schedule of Assets (Held at End of Year), which report appears in the December 31, 2008 annual report on Form 11-K of the Acxiom Corporation Retirement Savings Plan.

/s/ KPMG LLP

Dallas, Texas

June 26, 2009